EXHIBIT 10.1

                              SEPARATION AGREEMENT

         AGREEMENT dated as of January 31, 2000 (the "Effective Date"), among FirstCom Corporation, a Texas corporation ("FirstCom"), and Douglas G. Geib II (the "Executive").

         WHEREAS, the Executive and FirstCom are parties to that certain Executive Employment and Severance Agreement executed as of April 14, 1997 (the "Employment Agreement"), pursuant to which the Executive serves as Executive Vice President and Chief Financial Officer of FirstCom.

         WHEREAS, the Executive desires to terminate his employment with FirstCom for "Good Reason," within the meaning of the Employment Agreement and to resign as a member of FirstCom's Board of Directors.

         NOW THEREFORE, the parties hereto are entering into the following agreements and taking the following steps, all of which shall be deemed to become effective and take place simultaneously on the Effective Date:

         1. TERMINATION OF EMPLOYMENT. Subject to the delivery of the payment to the Executive described in Section 3 below, and to the other agreements and covenants contained herein, the Employment Agreement is hereby terminated as of the Effective Date and shall be of no further force or effect, and all agreements and understandings thereunder are hereby terminated and all duties, obligations, liabilities, actions and causes of action accrued or to accrue thereunder are hereby cancelled and released other than the Executive's obligations under Section 15 of the Employment Agreement entitled "Non-Compete,". which shall continue to be enforceable in accordance with its terms. FirstCom and the Executive acknowledge and agree that the termination of employment shall be deemed to be a termination by the Executive for "Good Reason" as defined under the Employment Agreement.

         2. RESIGNATION FROM BOARD OF DIRECTORS OF FIRSTCOM AND AFFILIATES. The Executive hereby resigns as of the Effective Date as a member of the Board of Directors of FirstCom and all of its subsidiaries and affiliates.

         3. SEVERANCE PAYMENT. Upon the execution of this Agreement, FirstCom shall pay the Executive in a lump sum six hundred seventy-five thousand dollars (U.S.$ 675,000).

         4. VESTING OF OPTIONS. The following option grants by FirstCom to the Executive shall vest, without further action, in full as of the Effective Date:

                  (i) Options to purchase 55,555.67 shares of FirstCom's common stock, par value $.001 per share ("Common Stock"), granted pursuant to that certain Stock Option Agreement dated December 18, 1998; and

                  (ii) Options to purchase 100,000 shares of Common Stock granted pursuant to that certain Stock Option Agreement dated October 31, 1999.

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         5. RELEASE BY THE EXECUTIVE.

            (a) As a material inducement to enter into this Agreement, the Executive hereby irrevocably and unconditionally releases, acquits and forever discharges FirstCom, including its shareholders, officers, directors, consultants, agents, predecessors, successors, assigns, employees, representatives, affiliates, and all persons acting by, through, under or in concert with any of them (such persons are collectively referred to herein as the "FirstCom Parties"), whether in their individual or professional capacities, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements (including, without limitation, the Employment Agreement), controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including reasonable attorney's fees and costs incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, relating to any matter concerning Executive's employment with FirstCom, or termination of employment, up to and through the date hereof; PROVIDED, that nothing contained herein shall be deemed to relieve FirstCom or its affiliates, successors or assigns from their obligations under this Agreement or with respect to any option to purchase FirstCom's commons stock which have vested in full as of the Effective Date (after giving effect to Section 4 hereof); and PROVIDED, further,that following the Effective Date the Executive shall continue to be entitled to such indemnification (whether pursuant to applicable law, FirstCom organizational documents, or otherwise) to which Executive was entitled prior to the Effective Date in his capacity as an Officer and a Director of FirstCom.

            (b) The Executive agrees not to bring any action, suit or proceeding whatsoever (including the initiation of governmental proceedings or investigations of any type) against any of the FirstCom Parties hereto for any matter or circumstance concerning which the Executive has released the FirstCom Parties under this Agreement. Furthermore, the Executive agrees not to encourage any other person or suggest to any other person that he or it institute any legal action against any of the FirstCom Parties.

         6. RELEASE BY THE FIRSTCOM PARTIES.

            (a) As a material inducement to enter into this Agreement, the FirstCom Parties hereby irrevocably and unconditionally release, acquit and forever discharge the Executive, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements (including, without limitation, the Employment Agreement), controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including reasonable attorney's fees and costs incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, relating to any matter concerning Executive's employment with FirstCom or termination of such employment, up to and through the date hereof except for the

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obligations of the Executive under Section 15 of the Employment Agreement, which shall continue to be enforceable by the FirstCom Parties in accordance with its terms.

            (b) The FirstCom Parties agree not to bring any action, suit or proceeding whatsoever (including the initiation of governmental proceedings or investigations of any type) against the Executive for any matter or circumstance concerning which FirstCom has released the Executive under this Agreement. Furthermore, FirstCom agrees not to encourage any other person or suggest to any other person that he or it institute any legal action against the Executive.

         7. LEGAL ADVICE; RELIANCE.

            (a) The parties represent and acknowledge that they have been given adequate time with which to consider this Agreement and have been advised to discuss all aspects of this Agreement with their private attorney and that each party has in fact done so, that each party has carefully read and fully understands all the provisions of this Agreement and that each party has voluntarily entered into this Agreement, without duress or coercion.

            (b) Each party represents and acknowledges that in executing this Agreement they have not relied and do not rely upon any representation or statements which are not set forth in this Agreement made by any other party hereto or by any of the agents, representatives or attorneys of such party or parties with regard to the subject matter, or relating to the basis or effect, of this Agreement.

         8. MISCELLANEOUS.

            (a) THIRD PARTY BENEFICIARIES. All releasees under Sections 5 and 6 who are not signatories to this Agreement shall be deemed to be third party beneficiaries of this Agreement to the same extent as if they were signatories hereto.

            (b) FURTHER ASSURANCES. Each of the parties hereto agrees with the other parties hereto that it will cooperate with such other parties and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and will take such other actions, as such other parties may reasonably request from time to time to effectuate the provisions and purposes of this Agreement. All action required to be taken by the Executive for the benefit of FirstCom and its affiliates shall be at the expense of FirstCom.

            (c) BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon the parties hereto and their respective successors, transferees and assigns. Notwithstanding the foregoing none of the parties hereto may assign any of its obligations hereunder with the prior written consent of the other parties hereto; PROVIDED, that

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FirstCom may assign its rights and delegate its duties under this Agreement to one or more of its subsidiaries or affiliates.

            (d) AMENDMENTS; WAIVERS. No amendment to or waiver of any provisions of this Agreement, nor consent to any departure therefrom by any party hereto, shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (e) NO WAIVER; REMEDIES. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

            (f) JURISDICTION. Any claim arising out of this Agreement shall be brought in any state or federal court located in Miami-Dade County, Florida, United States. For the purpose of any suit, action or proceeding instituted with respect to any such claim, each of the parties hereto irrevocably submits to the jurisdiction of such courts in Miami-Dade County, Florida, United States. Each of the parties hereto further irrevocably consents to the service of process out of said courts by mailing a copy thereof by registered mail, postage prepaid, to such party and agrees that such service, to the fullest extent permitted by law,
(i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be a valid personal service upon and a personal delivery to it. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Miami-Dade County, Florida, United States, and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.

            (g) GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, United States, without regard to any conflict of law, rule or principle that would give effect to the laws of another jurisdiction.

            (h) NOTICES. All notices, requests and other communications to any party hereunder shall be writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or facsimile number set forth on the signature pages below, or at such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be deemed effective when received at the address or facsimile number specified below:

            IF TO FIRSTCOM, TO:

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                           FirstCom Corporation
                           220 Alhambra Circle
                           Coral Gables, Florida 33134

                           IF TO THE EXECUTIVE, TO:

                           Douglas G. Geib II
                           13730 SW 72nd Avenue
                           Miami, Florida 33158

            (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

                               FIRSTCOM CORPORATION

                               By:      /S/  PATRICIO E. NORTHLAND
                                        --------------------------
                                        Name:    Patricio E. Northland
                                        Title:   President and CEO

                               /S/  DOUGLAS G. GEIB II
                               -----------------------
                               Douglas G. Geib II

ACCEPTED AND ACKNOWLEDGED:

AT&T CORP.

By:      /S/  JOHN HAIGH
         ------------------
         John Haigh

By:      H.W. BURLINGAME
         ------------------
         H. W. Burlingame

By:      /S/  MARIE SANTANA
         ------------------
         Marie Santana